UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2025

ENVOY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40133	86-1369123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4875 White Bear Parkway White Bear Lake, MN	55110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 900-3277

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	COCH	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	COCHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 22, 2025, Envoy Medical, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited and institutional investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Purchasers (the “Registered Offering”) 1,908,402 shares (the “Shares”) of Class A common stock, par value $0.0001 per share, of the Company (“Common Stock”), at a purchase price of $1.31 per share. The Shares were offered pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-282474) and a related prospectus supplement filed with the Securities and Exchange Commission.

Pursuant to the Purchase Agreement, in a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offering”), the Company agreed to issue to the Purchasers warrants (the “Private Warrants”) to purchase up to an aggregate of 5,725,206 shares of Common Stock (the “Warrant Shares”). The Private Warrants have an exercise price of $1.31 per share, will be exercisable commencing on the effective date of stockholder approval of the issuance of the shares of Common Stock issuable upon exercise of the Private Warrants (the “Stockholder Approval”) and will expire twenty-four months following the effective date of the Stockholder Approval. Neither the issuance of the Private Warrants nor the Warrant Shares was registered under the Securities Act of 1933, as amended (the “Securities Act”). The Private Warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The Company will be obligated to obtain Stockholder Approval at an annual or special meeting of stockholders on or prior to the date that is 90 days following the closing of the Offering (the “Stockholder Meeting Deadline”). If Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company is required to cause an additional stockholder meeting to be held every 90 days after the Stockholder Meeting Deadline until Stockholder Approval is obtained or the Private Warrants are no longer outstanding.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 30-day period following the closing of the Offering (the “Lock-up Period”). Additionally, the Company agreed not to enter into a variable rate transaction for a period of one year following the closing of the Offering, subject to certain exceptions.

Unless elected by the holder, a holder of a Private Warrant (together with its affiliates) may not exercise any portion of the Private Warrants to the extent that the holder would own more than 4.99% (or, at the holder's option upon issuance, 9.99%) of the Company's outstanding Common Stock immediately after exercise. However, upon at least 61 days' prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Common Stock after exercising the holder's Private Warrants up to 9.99% of the number of the Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Private Warrants.

Pursuant to the terms of the Purchase Agreement, the Company agreed, as soon as practicable and in any event within 30 days of the date of the Purchase Agreement, to file a registration statement on Form S-1 providing for the resale by the holders of shares of the Warrant Shares and to use commercially reasonable efforts to cause such registration statement to become effective within 90 calendar days following the closing of the Offering and to keep such registration statement effective at all times until the Purchasers do not own any Private Warrants or Warrant Shares.

The Offering is expected to close on September 23, 2025, subject to customary closing conditions. The Offering is expected to result in aggregate gross proceeds to the Company of approximately $2.5 million, before deducting the Placement Agent fees and related Offering expenses. Additionally, if the holders of Private Warrants exercise such Private Warrants in full following the Stockholder Approval, the Company would receive additional gross proceeds of approximately $7.5 million. The Company intends to use the net proceeds from the Offering for working capital and other general corporate purposes.

On September 17, 2025, the Company entered into an engagement letter in connection with the Offering (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the issuance and sale of securities of the Company pursuant to the Purchase Agreement. As compensation for such placement agent services, the Company has agreed to pay the Placement Agent an aggregate cash fee equal to 7.5% of the gross proceeds received by the Company from sales to the Purchasers in the Offering, plus a management fee equal to 1.0% of the gross proceeds received by the Company from the Offering. The Company also agreed to reimburse the Placement Agent for up to $50,000 of its fees and expenses of legal counsel and other out-of-pocket expenses, $5,000 for non-accountable expenses, and up to $7,500 of clearing expenses.

The Company has also agreed to issue to the Placement Agent or its designees warrants to purchase up to that number of shares of Common Stock equal to 7.5% of the aggregate number of Shares sold in the Offering or up to 143,130 shares of Common Stock (the “Placement Agent Warrants” and, together with the Private Warrants, the “Warrants”). The Placement Agent Warrants are exercisable commencing on the effective date of the Stockholder Approval, will expire on the earlier of (i) two years from the effective date of the Stockholder Approval and (ii) September 22, 2030, and have an exercise price of $1.6375 per share. Neither of the Placement Agent Warrants nor the shares of Common Stock issuable upon the exercise of the Placement Agent Warrants (the “ Placement Agent Warrant Shares”) are registered under the Securities Act. The Placement Agent Warrants and the Placement Agent Warrant Shares were issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D thereunder.

In addition, in connection with any future exercise of the Private Warrants, the Company has agreed to (A) pay the Placement Agent (i) a cash fee equal to 7.5% of the aggregate gross exercise price paid in cash with respect to the exercise of such Private Warrants and (ii) a management fee equal to 1.0% of the aggregate gross exercise price paid in cash with respect to the exercise of such Private Warrants and (B) issue to Placement Agent or its designees additional Placement Agent Warrants to purchase that number of shares equal to 7.5% of the aggregate number of shares of Common Stock underlying such Private Warrants that have been exercised.

The foregoing summaries of the form of Purchase Agreement, the form of Private Warrant and the form of Placement Agent Warrant do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Fredrikson & Byron, P.A. relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above with respect to the Common Warrants, the Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares is incorporated herein by reference to this Item 3.02.

Item 8.01 Other Events.

On September 22, 2025, the Company issued a press release announcing the pricing of the Offering described above, a copy of which is attached as Exhibit 99.1 hereto.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K other than statements of historical facts, including statements relating to the potential purchases of shares of common stock by Lincoln Park under the Purchase Agreement, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements reflect management’s present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks that a counterparty may appeal a jury verdict, which could cause a lengthy delay in the Company’s ability to collect the damage award or overturn the verdict or reduce the damages award; potential delays in expected litigation and other milestones, risks related to the Company’s plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by the Company, or by others against the Company, as well as the costs and unpredictability of any such litigation; risks associated with the Company’s product sales, including the market and demand for products sold by the Company and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships; the competitive landscape of the Company’s industry; and general economic, political and market conditions, and additional risks and uncertainties set forth in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, and other reports the Company has filed with the SEC. In light of these risks, uncertainties, and assumptions, the Company cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. The Company is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Private Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Fredrikson & Byron, P.A.
10.1	Form of Securities Purchase Agreement, dated as of September 22, 2025, by and between the Company and the Purchasers party thereto.
23.1	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1).
99.1	Envoy Medical, Inc. Press Release, dated September 22, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVOY MEDICAL, INC.

September 23, 2025	By:	/s/ Brent T. Lucas
Brent T. Lucas
Chief Executive Officer

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